Exhibit 32.2
Certification of CFO Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
In connection with the Quarterly Report on Form 10-Q of Kemper Corporation (the “Company”) for the quarterly period ended September 30, 2023 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Bradley T. Camden, as Senior Vice President and Interim Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:
(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ BRADLEY T. CAMDEN
Name:	Bradley T. Camden
Title:	Senior Vice President and Interim Chief Financial Officer
Date:	October 30, 2023